UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 4, 2021
Rocket Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
9 Cedarbrook Drive
Cranbury, NJ 08512
(Address of principal executive offices, including zip code)
(646) 440-9100
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RCKT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2021, Carlos Garcia-Parada, MBA joined Rocket Pharmaceuticals, Inc. (the “Company”) as the Company’s Chief Financial Officer and Principal Financial Officer.

Mr. Garcia-Parada, age 56, most recently served as the Vice President & Finance Head Oncology USA at Novartis International AG (“Novartis”), a global pharmaceutical company, a position he held since January 2011. Prior to that role, he held positions of increasing seniority at Novartis and its predecessor company Ciba-Geigy AG, beginning in 1988.  Mr. Garcia-Parada holds a Master of Business Administration from the University of Chicago – Booth School of Business and a degree in Accounting from Gran Colombia University, Bogota, Colombia.

Mr. Garcia-Parada’s offer letter provides for “at will” employment. Pursuant to the terms of his offer letter, Mr. Garcia-Parada is entitled to receive an annual base salary of $410,000 per year and a target bonus of 40% of such salary. In accordance with the offer letter, the Company granted Mr. Garcia-Parada a stock option to purchase 125,000 of the Company’s common ordinary shares (the “Option”) pursuant to the Company’s Second Amended and Restated 2014 Stock Option and Incentive Plan with a per share exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant. One-third of the shares subject to the Option will vest and become exercisable on the one-year anniversary of the date of grant, and the remaining two-thirds of the shares subject to the Option will vest and become exercisable in eight quarterly increments over the following two years, subject to Mr. Garcia-Parada’s continued employment with the Company. Mr. Garcia-Parada has not entered into any related party transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Garcia-Parada has no family relationship with any of the executive officers or directors of the Company. There were neither any arrangements nor any understandings between Mr. Garcia-Parada and any other person pursuant to which he will be appointed as an officer of the Company.

The foregoing description of Mr. Garcia-Parada’s offer letter is only a summary and is qualified in its entirety by reference to the full text of the agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

John Militello, CPA, previously the Company’s Vice President – Finance, Senior Controller, Treasurer and Principal Financial and Accounting Officer, will now serve as the Company’s Vice President – Finance, Senior Controller, Treasurer and Principal Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocket Pharmaceuticals, Inc.

Date: January 7, 2021	By:	/s/ Gaurav Shah, MD
Gaurav Shah, MD
President, Chief Executive Officer and Director